                                                                   EXHIBIT 4.54

                  WARRANT AGREEMENT dated as of September 28, 2001 between ANC Rental Corporation, a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as Warrant Agent (the "WARRANT AGENT").

                  WHEREAS, on the date hereof the Company is issuing 3,660,221 Common Stock Purchase Warrants, as hereinafter described (the "WARRANTS"), which in the aggregate initially entitle the holders thereof to purchase 3,660,221 shares of Common Stock of the Company (the "COMMON STOCK") which constitute 7.5% of the Common Stock outstanding (on a Fully Diluted Basis) on June 30, 2000 (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES"), in connection with the Sixteenth Amendment, dated the date hereof, to the Senior Loan Agreement dated as of June 30, 2000, among the Company, Lehman Brothers Inc. as arranger, Lehman Commercial Paper Inc. as syndication agent and Lehman Commercial Paper Inc. (the "ADMINISTRATIVE AGENT"), in exchange for an equal number of warrants previously issued for the benefit of the Administrative Agent. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Senior Loan Agreement.

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  SECTION 1. Appointment of Warrant Agent

                  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                  SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                  Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

                  SECTION 4. Registration and Countersignature. Upon the issuance of the Warrants to LB I Group, Inc., the Warrant Agent shall number and register such Warrants in the names, denominations and exercisable for such number of shares of Common Stock as directed in writing by LB I Group, Inc.

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Chief Financial Officer of the Company, initially countersign, issue and deliver Warrants collectively for all Warrants outstanding entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time, subject to the limitations of Section 6 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

                  The Warrant holders agree that they shall give five days prior written notice of transfer to the Company and that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "ACT"), the Warrant holders shall deliver to the Company

         (1) an opinion of counsel reasonably acceptable to the Warrant Agent and the Company that the Warrant or Warrant Shares may be transferred without registration under the Act;

         (2) customary representations and warranties, and covenants, regarding the transferee and the investment that are reasonably satisfactory to the Company signed by the proposed transferee;

         (3) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares; and

         (4) an agreement by such transferee to be bound by the provisions of this Agreement.

                  It is understood that the Warrants and the Warrant Shares may not be transferred until they are released from escrow pursuant to the Agreement.

                  The Warrant holders agree that each certificate representing Warrant Shares will bear a legend in substantially the following form:

                  "The securities evidenced or constituted hereby have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless the registration provisions of said Act have been complied with or unless the Company has received an opinion of counsel reasonably acceptable to the Warrant Agent and the Company that such registration is not required."

                  Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its principal office, which is currently located at the address listed in Section 17 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

                  The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

                  SECTION 6. Terms and Release of Warrants.

                  (a) Terms of Warrants.

                  The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "EXERCISE PRICE") shall be $0.01 per share. The Warrants shall be initially exercisable in the aggregate for that number of shares of Common Stock equal to 7.5% of the fully diluted Common Stock outstanding on June 30, 2000 (calculated after giving effect to the exercise of such Warrants and all options, warrants and rights to acquire Common Stock in existence on such date and the conversion or exchange of all convertible or exchangeable securities in existence on such date for the maximum number of shares of Common Stock obtainable whether or not such options, warrants or rights are then exercisable or vested and whether or not such convertible or exchangeable securities are then convertible or exchangeable) (a "FULLY DILUTED BASIS").

                  Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised immediately and until 5:00 p.m., New York City time on June 30, 2010, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. In the alternative, each Warrant holder may exercise its right, during the exercise period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate fair market value (as defined below) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares upon such exercise. Each Warrant not exercised prior to 5:00 p.m., New York City time, on June 30, 2010 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants. For purposes of this paragraph of Section 6, "FAIR MARKET VALUE" shall be (1) if the Common Stock is reported on an interdealer quotation system, the last reported sales price per share, or if there is no reported sales price, the average of the last bid and ask per share, of the Common Stock on the trading day immediately prior to the exercise date, (2) if the Common Stock is listed on a securities exchange, the average of the closing prices of the Common Stock for the five consecutive trading days on the principal securities exchange on which the Common Stock is so listed immediately prior to the Escrow Release Date, or (3) if the Common Stock is not so reported or listed, as reasonably determined by the Company's Board of Directors as supported by an opinion of a nationally recognized investment banking firm.

                  A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent, which is currently located at the address listed in Section 17 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Warrant Agent may reasonably request, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the

Company in New York Clearing House Funds, or the equivalent thereof or (ii) in the manner provided in this Section 6.

                  Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12 hereof; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (j) of
Section 11 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as reasonably practicable, but in any event not later than three business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                  The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants;

provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 8. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to the Company and the Warrant Agent; provided that if the owner of the same is Lehman Brothers Inc. or any affiliate thereof or an institutional lender or investor, its own agreement of indemnity shall be deemed to be satisfactory. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company may prescribe.

                  SECTION 9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

                  The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

                  Before taking any action which would cause an adjustment pursuant to Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 10. Obtaining Stock Exchange Listings. The Company will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                  SECTION 11. Adjustment of Number of Warrant Shares.

                  The initial number of Warrant Shares issuable upon the exercise of each Warrant is hereby adjusted for the occurrence following June 30, 2000 and on or prior to the date hereof of the events enumerated in this
Section 11. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                  (a)      Adjustment for Change in Capital Stock.

                  If the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b)      Adjustment for Rights Issue.

                  If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the current market price per share on the record date for determining holders entitled to the distribution of rights, options or warrants, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                           N' = N  x      O  +  A
                                      ---------------
                                      O  +  (A x P/M)

         where:

         N'  =    the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

         N   =    the current number of shares of Common Stock issuable upon exercise of each Warrant.

         O   =    the number of shares of Common Stock outstanding on the
                  record date.

         A   =    the number of additional shares of Common Stock offered.

         P   =    the purchase price per share of the additional shares.

         M   =    the current market price per share of Common Stock on the
                  record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Common Stock issuable upon exercise of each Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued at the end of the period.

                  (c)      Adjustment for Other Distributions.

                  If the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                                    N' = N  x     M
                                               -------
                                               M  -  F

                  where:

         N'  =    the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

         N   =    the current number of shares of Common Stock issuable upon exercise of each Warrant.

         M   =    the current market price per share of Common Stock on the
                  record date mentioned below.

         F   =    the fair market value on the record date of the assets,
                  securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors shall reasonably determine the fair market value in good faith.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This subsection (c) does not apply to regular quarterly cash dividends including increases thereof, or rights, options or warrants referred to in subsection (b) of this Section 11. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value described in the definition of "F" on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if "M-F" in the above formula is less than $1.00, the Company may elect to, and if "M-F" is a negative number, the Company shall, in lieu of the adjustment otherwise required by this subsection (c), distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

                  (d)      Adjustment for Common Stock Issue.

                  If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                  N'   =    N    x         A
                                      _________
                                      O    +   P/M

                  where:

         N'  =    the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

         N   =    the current number of shares of Common Stock issuable upon exercise of each Warrant.

         O   =    the number of shares outstanding immediately prior to the
                  issuance of such additional shares.

         P   =    the aggregate consideration received for the issuance of
                  such additional shares.

         M   =    the current market price per share on the date of issuance of such additional shares.

         A   =    the number of shares outstanding immediately after the
                  issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (b) and
         (c) of this Section 11,

                  (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

                  (3) Common Stock (and options exercisable therefor) issued to the Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued after the Spin-Off Date shall not exceed 5% of the Common Stock outstanding on the Spin-Off Date),

                  (4) Common Stock issued in a bona fide public offering,

                  (5) Common Stock issued in a bona fide private placement to non-affiliates of the Company, including without limitation the issuance of equity as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

                  (e)      Adjustment for Convertible Securities Issue.

                  If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 11) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with this formula:

                  N' =  N  x   O  +  D
                              ---------
                              O  +  P/M

                  where:

         N'  =    the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

         N   =    the current number of shares of Common Stock issuable upon exercise of each Warrant.

         O   =    the number of shares outstanding immediately prior to the
                  issuance of such securities.

         P   =    the aggregate consideration received for the issuance of
                  such securities.

         M   =    the current market price per share on the date of issuance of such securities.

         D   =    the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                  This subsection (e) does not apply to:

                  (1) convertible securities issued in a bona fide public offering or

                  (2) convertible securities issued in a bona fide private placement to non-affiliates of the Company, including the issuance of convertible securities as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

                  (f)      Current Market Price.

                  In subsections (b), (c), (d) and (e) of this Section 11, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it reasonably considers appropriate.

                  (g)      Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 11, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting or other sale or disposition of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors of the

         Company (irrespective of the accounting treatment thereof) and described in a Board resolution which shall be filed with the Warrant Agent; and

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  (h)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (i)      When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsections (b), (c), (d) or (e) of this Section 11 if Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Company reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                  (j)      Notice of Adjustment.

                  Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, the Company shall provide the notices required by Section 13 hereof.

                  (k)      Voluntary Reduction.

                  The Company from time to time may increase the number of shares of Common Stock issuable upon exercise of each Warrant by any amount for any period of time (including, without limitation, permanently) if such period is at least 5 days.

                  Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is increased, the Company shall mail to Warrant holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Price takes effect. The notice shall state the increased number of shares of Common Stock issuable upon exercise of each Warrant and the period it will be in effect.

                  A voluntary increase of the number of shares of Common Stock issuable upon exercise of each Warrant does not change or adjust the number of shares of Common Stock issuable upon exercise of each Warrant for purposes of subsections (a), (b), (c), (d) and (e) of this Section 11.

                  (l)      Notice of Certain Transactions.

                  If:

                  (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b),
         (c), (d) or (e) of this Section 11 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this
         Section 11;

                  (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 11; or

                  (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                  (m)      Reorganization of Company.

                  If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Common Stock in such consolidation or merger or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common

Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this
Section 11. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                  If this subsection (m) applies, subsections (a), (b), (c),
(d) and (e) of this Section 11 do not apply.

                  (n)      Warrant Agent's Disclaimer.

                  The Warrant Agent has no duty to determine when an adjustment under this Section 11 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (m) of this Section 11 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

                  (o)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 11 shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of each

Warrant and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (p)      Adjustment in Exercise Price.

                  Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to this Section 11, each Warrant outstanding prior to the making of the adjustment shall thereafter shall have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

                                    E' =  E  x  N
                                               ---
                                                N'

                  where:

                  E'  =    the adjusted Exercise Price.

                  E   =    the Exercise Price prior to adjustment.

                  N'  =    the adjusted number of Warrant Shares issuable
                           upon exercise of a Warrant by payment of the adjusted Exercise Price.

                  N   =    the number of Warrant Shares previously issuable
                           upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                  Following any adjustment to the Exercise Price pursuant to this Section 11, the amount payable, when adjusted and together with any consideration allocated to the issuance of the Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (q)      Form of Warrants.

                  Irrespective of any adjustments in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares and Exercise Price as are stated in the Warrants initially issuable pursuant to this Agreement.

                  (r)      Other Dilutive Events.

                  In case any event shall occur affecting the Company, as to which the provisions of this Section 11 are not strictly applicable, but would impact the holders of Warrants adversely as compared to holders of Common Stock, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants as decided by a majority vote of the Company's outside Directors in accordance with the essential intent and principles of this Section then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 11, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

                  SECTION 11A.   Adjustment of Number of Warrant Shares.

                  The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence following the date hereof of the events enumerated in this Section 11A. For purposes of this Section 11A, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                  (a)      Adjustment for Change in Capital Stock.

                  If the Company:

                  (1) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (2) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (3) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (4) issues by reclassification of its Common Stock any shares of its capital stock,

then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective immediately after the effective date of any such event.

                  (b) Adjustment for Issues of Common Stock or Derivative Securities.

                  If the Company issues any shares of Common Stock, any options, warrants or rights to acquire Common Stock or any securities convertible or exchangeable into Common

Stock (whether or not such options, warrants or rights are then exercisable or vested and whether or not such convertible or exchangeable securities are then convertible or exchangeable), the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such issuance shall be adjusted so that the holder of any Warrant thereafter exercised shall receive the number of shares of Common Stock that immediately after such issuance represents that percentage of the shares of Common Stock outstanding on a Fully Diluted Basis that he would have owned immediately prior to such issuance if such Warrant had then been exercised.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after (i) the record date in the case of a dividend, distribution or other issuance of any such securities to all holders of Common Stock or (ii) the issuance of such securities in any other case.

                  If all of the Common Stock deliverable upon exercise, conversion or exchange of any such options, warrants or rights or convertible or exchangeable securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon exercise, conversion or exchange of such securities.

                  (c)      Adjustment for Distributions Other Than Common
Stock.

                  If the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

                           N'  =  N  x  M
                                      _____

                                       M-F

                  where:

         N'  =    the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.

         N   =    the current number of shares of Common Stock issuable upon exercise of each Warrant.

         M   =    the current market price per share of Common Stock on the
                  record date mentioned below.

         F   =    the fair market value on the record date of the assets,
                  securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors shall reasonably determine the fair market value in good faith.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  This subsection (c) does not apply to regular quarterly cash dividends including increases thereof, or rights, options or warrants referred to in subsection (b) of this Section 11. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value described in the definition of "F" on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. Notwithstanding anything to the contrary contained in this subsection (c), if "M-F" in the above formula is less than $1.00, the Company may elect to, and if "M-F" is a negative number, the Company shall, in lieu of the adjustment otherwise required by this subsection (c), distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

                  (d)      Current Market Price.

                  In subsection (c) of this Section 11A, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 20 consecutive trading days commencing 30 trading days before the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it reasonably considers appropriate.

                  (e)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section 11A shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (f)      When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsection (c) of this Section 11A if Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Company reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                  (g)      Notice of Adjustment.

                  Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, the Company shall provide the notices required by Section 13 hereof.

                  (h)      Voluntary Reduction.

                  The Company from time to time may increase the number of shares of Common Stock issuable upon exercise of each Warrant by any amount for any period of time (including, without limitation, permanently) if such period is at least 5 days.

                  Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is increased, the Company shall mail to Warrant holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exercise Price takes effect. The notice shall state the increased number of shares of Common Stock issuable upon exercise of each Warrant and the period it will be in effect.

                  A voluntary increase of the number of shares of Common Stock issuable upon exercise of each Warrant does not change or adjust the number of shares of Common Stock issuable upon exercise of each Warrant for purposes of subsections (a), (b) or (c) of this Section 11.

                  (i)      Notice of Certain Transactions.

                  If:

                  (1) the Company takes any action that would require an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to subsections (a), (b) or (c) of this Section 11A and if the Company does not arrange for Warrant holders to participate pursuant to subsection (f) of this Section 11A;

                  (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (j) of this
         Section 11A; or

                  (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                  (j)      Reorganization of Company.

                  If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the kind and amount so receivable per share by a plurality of the holders of Common Stock in such consolidation or merger or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 11A. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

                  If this subsection (j) applies, subsections (a), (b) or (c) of this Section 11A do not apply.

                  (k)      Warrant Agent's Disclaimer.

                  The Warrant Agent has no duty to determine when an adjustment under this Section 11A should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (j) of this Section 11A are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

                  (l)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 11A shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of each Warrant and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (m)      Adjustment in Exercise Price.

                  Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to this Section 11A, each Warrant outstanding prior to the making of the adjustment shall thereafter shall have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

                                    E'  =  E  x  N
                                                ---
                                                 N'

                  where:

                  E'  =    the adjusted Exercise Price.

                  E   =    the Exercise Price prior to adjustment.

                  N'  =    the adjusted number of Warrant Shares issuable
                           upon exercise of a Warrant by payment of the adjusted Exercise Price.

                  N   =    the number of Warrant Shares previously issuable
                           upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

                  Following any adjustment to the Exercise Price pursuant to this Section 11A, the amount payable, when adjusted and together with any consideration allocated to the issuance of the Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (n)      Form of Warrants.

                  Irrespective of any adjustments in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares and Exercise Price as are stated in the Warrants initially issuable pursuant to this Agreement.

                  (o)      Other Dilutive Events.

                  In case any event shall occur affecting the Company, as to which the provisions of this Section 11A are not strictly applicable, but would impact the holders of Warrants adversely as compared to holders of Common Stock, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants as decided by a majority vote of the Company's outside Directors in accordance with the essential intent and principles of this Section then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 11A, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

                  SECTION 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this
Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

                  Warrants may be issued in fractional interests. Holders of fractional interests in Warrants will be entitled to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable with respect to a full Warrant multiplied by the fractional interest owned by such holder in the Warrant.

                  SECTION 13. Notices to Warrant Holders. Upon any adjustment of the number of shares or Exercise Price pursuant to Section 11, the Company shall within five days, (i) cause to be filed with the Warrant Agent a certificate executed by the Chief Financial Officer of the Company setting forth the number of shares of common stock issuable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or dividends payable in shares of Common Stock); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any action (other than actions of the character described in Section 11(a) hereof) which would require an adjustment to the number or type of securities issuable upon exercise of the Warrants pursuant to Section 11 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 5 calendar days prior to the applicable record date hereinafter specified, or as promptly as practicable under the circumstances in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or (iv) the date on which such action is to occur, and the nature of such action. The failure to give the notice required by this
Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                  SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree in writing, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including reasonable fees and expenses of its counsel) and to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent), liabilities, including judgments, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or willful misconduct. The provisions of this Section 15(e) shall survive the expiration of the Warrants and the termination of this Agreement.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  (j) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                  (k) Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (m) In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

                  SECTION 16. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

                  SECTION 17. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           ANC Rental Corporation
                           200 South Andrews Avenue
                           Fort Lauderdale, Florida
                           Attention: Chief Financial Officer

                  In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                           The Bank of New York
                           385 Rifle Camp Road
                           West Patterson, N.J.  07424
                           Attention: Corporate Trust Administration

                  SECTION 18. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants; provided that for purposes of the foregoing only, the Administrative Agent shall be deemed to be the holder of any Warrants that have not been released from escrow.

                  SECTION 19. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  SECTION 20. Termination. This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 15 hereof shall survive such termination.

                  SECTION 21. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                  SECTION 22. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                             ANC RENTAL CORPORATION



                                             By
                                               --------------------
                                               Title:

                                             THE BANK OF NEW YORK



                                             By
                                               --------------------
                                               Title:

                                                                      EXHIBIT A

                         [Form of Warrant Certificate]

                                     [Face]

THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE WARRANT AGENT AND THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EXERCISABLE ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON JUNE 30, 2010.


No.                                                                     Warrants
   ----------                                                ----------

                              Warrant Certificate

                             ANC RENTAL CORPORATION

                  This Warrant Certificate certifies that _____________________, or registered assigns, is the registered holder of __________ Warrants expiring June 30, 2010 (the "WARRANTS") to purchase shares of Common Stock, $.01 par value (the "COMMON STOCK"), of ANC Rental Corporation, a Delaware corporation (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on June 30, 2010, that number of fully paid and nonassessable shares of Common Stock (each, a "WARRANT SHARE") as set forth below at the exercise price (the "EXERCISE PRICE") as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant
Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 6 of the Warrant Agreement.

                  Each Warrant is initially exercisable for one share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence after June 30, 2000 of certain events set forth in the Warrant Agreement.

                  The initial Exercise Price per share of Common Stock for any Warrant shall be equal to $0.01 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No warrant may be exercised after 5:00 p.m. New York City Time on June 30, 2010 and to the extent not exercised by such time such warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

                  This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

                                             ANC RENTAL CORPORATION



                                             By
                                               -------------------------
                                               [Name]
                                               President



                                             By
                                               -------------------------
                                               [Name]
                                               President

Countersigned:

Dated:


---------------------------------,
as Warrant Agent



By
  -------------------------------
  Authorized Signatory

                         [Form of Warrant Certificate]

                                   [Reverse]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring June 30, 2010 entitling the holder on exercise to receive shares of Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK"), and are issued or to be issued pursuant to a Warrant Agreement dated as of September 28, 2001 (as amended from time to time, the "WARRANT AGREEMENT"), duly executed and delivered by the Company to The Bank of New York, a New York banking corporation, as warrant agent (the "WARRANT AGENT"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                  Warrants may be exercised at any time on or before 5:00 p.m. New York City time on June 30, 2010. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in a Registration Rights Agreement dated as of September 28, 2001, among the Company and certain investors named therein, as amended from time to time. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company or the Warrant Agent.

                  Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                              Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of ANC Rental Corporation in the amount of $______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 6 of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of __________________, whose address is _______________________________ and that such shares be delivered to ________________ whose address is ___________
______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.

                                    Signature:

Date:

                                    Signature Guaranteed:

                                                                        ANNEX A

                             ANC RENTAL CORPORATION

                                      and

                              THE BANK OF NEW YORK

                        -------------------------------

                               WARRANT AGREEMENT

                         Dated as of September 28, 2001

                               WARRANT AGREEMENT

                               TABLE OF CONTENTS

                                                                                                       PAGE
SECTION 1.        Appointment of Warrant Agent...........................................................1

SECTION 2.        Warrant Certificates...................................................................1

SECTION 3.        Execution of Warrant Certificates......................................................1

SECTION 4.        Registration and Countersignature......................................................2

SECTION 5.        Registration of Transfers and Exchanges................................................2

SECTION 6.        Terms and Release of Warrants..........................................................3

SECTION 7.        Payment of Taxes.......................................................................5

SECTION 8.        Mutilated or Missing Warrant Certificates..............................................6

SECTION 9.        Reservation of Warrant Shares..........................................................6

SECTION 10.       Obtaining Stock Exchange Listings......................................................7

SECTION 11.       Adjustment of Number of Warrant Shares.................................................7

SECTION 12.       Fractional Interests..................................................................23

SECTION 13.       Notices to Warrant Holders............................................................24

SECTION 14.       Merger, Consolidation or Change of Name of Warrant Agent..............................25

SECTION 15.       Warrant Agent.........................................................................25

SECTION 16.       Change of Warrant Agent...............................................................28

SECTION 17.       Notices to Company and Warrant Agent..................................................28

SECTION 18.       Supplements and Amendments............................................................29

SECTION 19.       Successors............................................................................29

SECTION 20.       Termination...........................................................................30

SECTION 21. GOVERNING LAW...............................................................................30

SECTION 22.       Benefits of This Agreement............................................................30

SECTION 23.       Counterparts..........................................................................30

Exhibit A         Form of Warrant Certificate